LNR Partners, LLC
ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the
Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Reporting Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By: /s/ Job Warshaw
Job Warshaw
President
Dated: February 23, 2015

Schedule I
COMM 2014-UBS3
COMM 2014-UBS3 Mortgage Trust Commercial Mortgage Pass-Through Certificates
Deutsche Mortgage & Asset Receiving Corporation
c/o Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York NY 10281
Anna H Glick
Park Bridge Lender Services LLC
560 Lexington Avenue, 17th Floor
Att: COMM 2014 UBS3 - Surveillance Manager
New York NY 10022
David Rodgers
Park Bridge Lender Services LLC
Att: COMM 2014-UBS3
560 Lexington Avenue, 17th Floor
New York NY 10022
Park Bridge Lender Services LLC
Cadwalader, Wickersham &Taft LLP
One World Financial Center
New York NY 10281
Patrick T. Quinn
U.S. Bank, National Association
190 South LaSalle Street, 7th Floor
MK-IL-SL7
Chicago IL 60603
Daniel Radick
U.S. Bank, National Association
US Bank Global Structured Finance
MK-IL-SL7R
190 S. LaSalle St., 7th Floor
Chicago IL 60603
Edward Przybycien
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
ATTN: COMM 2014-UBS3
Columbia MD 21045 1951
Corporate Trust (CMBS)